Exhibit 1.2

Envigado, March 27, 2025

BYLAWS AMENDMENT

APPROVED BY THE GENERAL SHAREHOLDERS’ MEETING

Almacenes Éxito S.A. informs its shareholders and the market in general that today, March 27, 2025, after all the necessary processes and authorizations had been carried out, the ordinary General Shareholders’ Meeting was held in person, where the matters contemplated in the agenda that was informed by means of the call made on February 24, 2025, were considered.

At said meeting, in accordance with the functions and powers of the General Shareholders’ Meeting set forth in Article 29 of the bylaws, the amendment of the Company’s bylaws set forth below was approved by 96,49% of the shares present and represented at the meeting:

THE GENERAL SHAREHOLDERS’ MEETING

Resolve:

To approve the following bylaws amendment proposal:

New insertions

~~Deletions~~

Same text of other articles

Block No. 1: Amendments to the operating regime of the General Shareholders’ Meeting

It includes articles: 18, 19, 20, 21, 22, 24, 27, 28, 29 and 30.

Original article	Text proposal	Justification

Article 18. - Composition.

The Shareholders General Assembly will be composed of the shareholders registered in the Share Registry book in person, or their legal representatives, or attorneys appointed in writing, meeting with quorum and as provided in these bylaws.

Article 18. - Composition.

The Shareholders General Assembly will be composed of the shareholders registered in the Share Registry book in person, or their legal representatives, or attorneys appointed in writing, meeting with quorum and as provided in these bylaws and in the law.

The expression “and in the law” is included to align the different corporate governance documents with the regulations applicable to the Company.

Original article	Text proposal	Justification

Article 19. - Ordinary Meeting.

The Shareholders General Assembly will hold its ordinary meeting each year, at the latest on March 31st, in the municipality or registered office, and it will convened by the Board of Directors or by the Chief Executive Officer of the Company, to examine the situation of the Company, to designate administrators and other elected officials, to determine economic directives of the Company, to examine accounts and balances of the past year, to solve the distribution of profits and to agree on all the decisions needed to guarantee the compliance of the corporate purpose. If it were not convened, and as long as the current law contemplates the possibility of holding meetings in its own right, the Shareholders General Assembly by its own right can meet the first business day of the month of April at 10 in the morning (10 am), in the main offices of the administration, and will hold the meeting and will decide validly with a plural number of people, whatever amount of shares are represented by them.

Paragraph 1. The meeting call will be convened at least thirty (30) calendar days beforehand, without prejudice to the compliance of the legal norms, and the delivery of the corresponding financial statements, reports, propositions, books and other paperwork, that in accordance to legal norms will remain at the disposal of the shareholders to inspect or consult during the period indicated in article 447 of the Code of Commerce, at the main offices of the administration, will be mentioned.

Paragraph 2. The Board of Directors and the administrators will refrain from having the Shareholders General Assembly consider any item that was not included in the agenda published in the notice for said meeting.

Article 19. - Ordinary Meeting.

The Shareholders General Assembly will hold its ordinary meeting each year, at the latest on March 31st, in the municipality or registered office, and it will convened by the Board of Directors or by the Chief Legal Representative ~~Executive Officer~~ of the Company, to examine the situation of the Company~~, to designate administrators and other elected officials, to determine economic directives of the Company, to examine accounts and balances of the past year, to solve the distribution of profits and to agree on all the decisions needed to guarantee the compliance of the corporate purpose.~~ If it were not convened, and as long as the current law contemplates the possibility of holding meetings in its own right, the Shareholders General Assembly by its own right can meet the first business day of the month of April at 10 in the morning (10 a.m.), in the main offices of the administration, and will hold the meeting and will decide validly with a plural number of ~~people~~shareholders, in line with the rules established in these Bylaws regarding quorum-~~whatever amount of shares are represented by them~~.

Paragraph 1. The meeting call will be convened at least thirty (30) calendar days beforehand, without prejudice to the compliance of the legal norms, and the delivery of the corresponding financial statements, reports, propositions, books and other ~~paperwork~~information, that in accordance to legal norms will remain at the disposal of the shareholders to inspect or consult during the period indicated in article 447 of the Code of Commerce, at the main offices of the administration, will be mentioned.

Paragraph 2. The Board of Directors and the administrators will refrain from having the Shareholders General Assembly consider any item that was not included in the agenda published in the notice for said meeting.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Likewise, to provide greater clarity and avoid conflicting regulations, the provisions regarding the purpose of the General Shareholders’ Meeting are eliminated, since the same is already regulated in Article 29 of these Bylaws.

Likewise, the expression people is replaced by shareholders in order to clarify that only the number of shareholders will be taken into account to determine the quorum necessary to meet and deliberate in accordance with the rules set forth in these Bylaws.

Finally, the expression paperwork is modified by information to allow greater flexibility with respect to the content of the documentation available to the shareholders to exercise their right of inspection.

Original article	Text proposal	Justification

Paragraph 3. Within five (5) calendar days after the publication of the notice for said ordinary meeting, any shareholder with an interest greater than 5% will be able to: (i) propose in a well-founded manner the introduction of one or more items to the agenda of the Shareholders General Assembly; (ii) present in a well-founded manner new proposals to decide on the items already included in the agenda; and (iii) request information or make inquiries about the items found in the agenda. The Board of Directors will regulate the manner in which it will answer the requests of the shareholders. Without prejudice to compliance with the law if the proposal of the shareholder to add one or more items to the agenda is accepted by the Board of Directors, a complement to the meeting call of the Shareholders General Assembly will be published at least fifteen (15) calendar days before the meeting is held, or fifteen (15) business days in advance, if the new point to be included is one of those that confers the right of inspection to the shareholders. In any case, the shareholders will keep their right to present proposals during the meeting of the Shareholders General Assembly, unless the segregation (wrongful split) of the Company is presented to the Shareholders General Assembly for its consideration, if said decision is to be made by this body, or when the items proposed are other matters that in accordance to the law may only be debated if special requisites were previously observed about the call of the meeting, its publicity and its delivery of the project to the shareholders to examine during the period provided for the right of inspection.

If substitute proposals are submitted concerning the items included in the agenda, the original proposal included in the call will be voted first and then those of the shareholders making the substitute proposals, in the order in which they were made. If one of the proposals receives the votes necessary for its approval, the others that follow in order shall not be submitted to a vote.

Paragraph 3. Within five (5) calendar days after the publication of the notice for said ordinary meeting, any shareholder with an interest greater than 5% will be able to: (i) propose in a well-founded manner the introduction of one or more items to the agenda of the Shareholders General Assembly; (ii) present in a well-founded manner new proposals to decide on the items already included in the agenda; and (iii) request information or make inquiries about the items found in the agenda. The Board of Directors will regulate the manner in which it will answer the requests of the shareholders. Without prejudice to compliance with the law if the proposal of the shareholder to add one or more items to the agenda is accepted by the Board of Directors, a complement to the meeting call of the Shareholders General Assembly will be published at least fifteen (15) calendar days before the meeting is held, or fifteen (15) business days in advance, if the new point to be included is one of those that confers the right of inspection to the shareholders. In any case, the shareholders will keep their right to present proposals during the meeting of the Shareholders General Assembly, unless the segregation (wrongful split) of the Company is presented to the Shareholders General Assembly for its consideration, if said decision is to be made by this body, or when the items proposed are other matters that in accordance to the law may only be debated if special requisites were previously observed about the call of the meeting, its publicity and its delivery of the project to the shareholders to examine during the period provided for the right of inspection.

If substitute proposals are submitted concerning the items included in the agenda, the original proposal included in the call will be voted first and then those of the shareholders making the substitute proposals, in the order in which they were made. If one of the proposals receives the votes necessary for its approval, the others that follow in order shall not be submitted to a vote.

Original article	Text proposal	Justification

Article 20. - Extraordinary Meetings.

Extraordinary meetings will be held when unforeseen or urgent needs of the Company demand it, and will be convened by the Board of Directors, by resolution approved with the legal majorities by the Chief Executive Officer or by the Statutory Auditor, either by their own initiative or at the request of a number of shareholders that represents. ten percent (10%) or more of the capital stock. If the call is requested by a plural number of shareholders, the call shall be subject to the following rules:

●    The shareholders requesting the call must send a communication addressed to the Board of Directors, the Chief Executive Officer or the Statutory Auditor, as applicable, with a copy to the Company’s General Secretary, in which they must indicate (a) the name of the shareholders requesting the call, (b) the number and class of shares owned by each of the shareholders requesting the call, (c) the proposed agenda for the meeting to be included in the call, and (d) the justification of the proposals to be submitted to the consideration of the Shareholders’ Meeting so that such justification may be made available to the shareholders on the Company’s website during the term of the call of the Meeting. Once the request has been sent, the shareholders who sent the request may not modify the proposed agenda unless the Company agrees to do so. The shareholders who sent the request for the call may withdraw the call at any time before the notice of call is published.

●    The notice shall include the date of the meeting, which may not be earlier than the fifteenth (15) business day nor later than the forty-fifth (45) business day following the date of receipt of the request for notice, as defined by the body to which the request was submitted.

●    The meeting shall take place at the address within the corporate domicile that the body entitled to call the meeting shall include in the respective notice. If the Statutory Auditor calls the meeting, the meeting shall take place where the meetings are held in its own right unless the Statutory Auditor and the Chief Executive Officer of the Company agree on another place within the registered office.

Article 20. - Extraordinary Meetings.

Extraordinary meetings will be held when unforeseen or urgent needs of the Company demand it, and will be convened by the Board of Directors, by resolution approved with the legal majorities by the Chief ~~Executive Officer~~ Legal Representative or by the Statutory Auditor, either by their own initiative or at the request of a number of shareholders that represents. ten percent (10%) or more of the capital stock. If the call is requested by a plural number of shareholders, the call shall be subject to the following rules:

●    The shareholders requesting the call must send a communication addressed to the Board of Directors, the Chief ~~Executive Officer~~Legal Representative or the Statutory Auditor, as applicable, with a copy to the Company’s General Secretary, in which they must indicate (a) the name of the shareholders requesting the call, (b) the number and class of shares owned by each of the shareholders requesting the call, (c) the proposed agenda for the meeting to be included in the call, and (d) the justification of the proposals to be submitted to the consideration of the Shareholders’ Meeting so that such justification may be made available to the shareholders on the Company’s website during the term of the call of the Meeting. Once the request has been sent, the shareholders who sent the request may not modify the proposed agenda unless the Company agrees to do so. The shareholders who sent the request for the call may withdraw the call at any time before the notice of call is published.

●    The notice shall include the date of the meeting, which may not be earlier than the fifteenth (15) business day nor later than the forty-fifth (45) business day following the date of receipt of the request for notice, as defined by the body to which the request was submitted.

●    The meeting shall take place at the address within the corporate domicile that the body entitled to call the meeting shall include in the respective notice. If the Statutory Auditor calls the meeting, the meeting shall take place where the meetings are held in its own right unless the Statutory Auditor and the Chief ~~Executive Officer~~Legal Representative of the Company agree on another place within the registered office.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Likewise, to avoid making references to articles that do not correspond, the wording of article twenty is modified to that of these Bylaws.

Finally, the content of the notice of Extraordinary Meetings is modified to include the date, time and place of the meeting, since such information is considered relevant for the Shareholders.

Original article	Text proposal	Justification

●    The shareholders requesting the call must make sure that they do not include in the agenda items that: (a) it cannot be debated or approved at an extraordinary meeting, (b) imply usurpation of functions of other bodies, (c) deal with issues that are not within the period in which they must be considered, (d) involve the delivery of information not part of the information available to the shareholders during the right of inspection before the Assembly meetings in which end-of-year financial statements must be considered, (e) deal with matters that were debated by the meeting within the three (3) months before the date of the request for the call, except in the case of removing members of the board of directors or approving a social action of liability.

●    During the call period, the Board of Directors shall meet and evaluate the convenience of each of the items on the agenda to be included in the call and their relevance according to the criteria contained in the previous point. The Board of Directors shall publish a report, with the results of this evaluation, on the Company’s website before the date of the Assembly meeting.

As a general rule, the meeting will be held no less than fifteen (15) calendar days beforehand, without prejudice to the compliance of legal norms, by one of the means indicated in the twentieth article, and the agenda will be necessarily included in the notice. Except when legal provisions state otherwise, the Shareholders General Assembly will not deal with matters not included in the agenda published in the notice of the meeting during extraordinary meetings, except if the majority of the shares represented in the meeting established by the law adopts said decision, once the agenda has been discussed.

 ●   The shareholders requesting the call must make sure that they do not include in the agenda items that: (a) it cannot be debated or approved at an extraordinary meeting, (b) imply usurpation of functions of other bodies, (c) deal with issues that are not within the period in which they must be considered, (d) involve the delivery of information not part of the information available to the shareholders during the right of inspection before the Assembly meetings in which end-of-year financial statements must be considered, (e) deal with matters that were debated by the meeting within the three (3) months before the date of the request for the call, except in the case of removing members of the board of directors or approving a social action of liability.

●    During the call period, the Board of Directors shall meet and evaluate the convenience of each of the items on the agenda to be included in the call and their relevance according to the criteria contained in the previous point. The Board of Directors shall publish a report, with the results of this evaluation, on the Company’s website before the date of the Assembly meeting.

As a general rule, the meeting will be held no less than fifteen (15) calendar days beforehand, without prejudice to the compliance of legal norms, by one of the means indicated in ~~the twentieth article~~ these Bylaws, and the agenda, with the date, time and place of the meeting, will be necessarily included in the notice. Except when legal provisions state otherwise, the Shareholders General Assembly will not deal with matters not included in the agenda published in the notice of the meeting during extraordinary meetings, except if the majority of the shares represented in the meeting established by the law adopts said decision, once the agenda has been discussed.

Original article	Text proposal	Justification

Article 21. - Call of the Meeting.

The call of the meeting will include the agenda for that meeting, detailing each of the issues that will be debated and the shareholders will be informed of it via any of the following means: (i) letter or written communication sent to the address each shareholder indicated to the Company or central securities depository for its registration in the Book of Registered Shares in charge of said entity; (ii) personal notification, with the signature of each and all of the shareholders; (iii) published notice in an in-house journal at the main offices of the Company. When calculating the period of the call, whether business days or calendar days, whichever applies, both the day in which the call is send or publish and the day in which the meeting is held will be counted.

Paragraph. Right of inspection. During the fifteen (15) business days immediately prior to the meeting of the Shareholders General Assembly in which the year-end Balance Sheet is to be considered, or in the transformation, merger spin-off or cancellation of the registration of the Company´s shares in the National Registry of Securities and the Colombian Stock Exchange, for the exercise of the right of inspection will be placed, in the offices of the administration, at the disposal of the shareholders. Shareholders will be informed of this fact in the call notice. During the indicated period, the shareholders may exercise the right of inspection in their favor, in the terms established in the law, the bylaws and the Code of Corporate Governance of the Company and the regulations issued by the Board of Directors for this purpose.

Article 21. - Call of the Meeting.

The call of the meeting will include the date, time and place of the meeting, with the agenda for that meeting, detailing each of the issues that will be debated and the shareholders will be informed of it via any of the following means: (i) letter or written communication sent to the ~~the address each shareholder indicated to the Company or~~ central securities depository for its registration in the Book of Registered Shares in charge of said entity; ~~(ii) personal notification, with the signature of each and all of the shareholders;~~ (ii~~i~~) published notice (digitally or physically) in an in-house journal at the main offices of the Company; and (iii) published notice in the corporate website of the Company. When calculating the period of the call, whether business days or calendar days, whichever applies, both the day in which the call is ~~send or~~ publish or registered and the day in which the meeting is held will be counted.

Paragraph. Right of inspection. During the fifteen (15) business days ~~immediately~~ prior to the meeting of the Shareholders General Assembly in which the year-end Balance Sheet is to be considered, or in the transformation, merger spin-off or cancellation of the registration of the Company´s shares in the National Registry of Securities and the Colombian Stock Exchange, for the exercise of the right of inspection will be placed, in the offices of the administration, at the disposal of the shareholders. Shareholders will be informed of this fact in the call notice. During the indicated period, the shareholders may exercise the right of inspection in their favor, in the terms established in the law, the bylaws and the Code of Corporate Governance of the Company and the regulations issued by the Board of Directors for this purpose.

The information requested by the Shareholders will be denied in those events in which the information is qualified as: i) unreasonable; ii) irrelevant to know the progress or interests of the Company; iii) confidential, which shall include privileged information in the securities market, confidential information, industrial secrets, ongoing operations whose success for the Company depends substantially on the secrecy of its negotiation, and iv) others whose disclosure puts the Company’s competitiveness in imminent and serious danger.

In line with the foregoing, the content of the call to the Meeting is also modified to include the date, time and place.

Likewise, an adjustment is made with respect to how the communication of the call to the Meeting will be made to align such regulation with the means currently available to the company to make the call.

Finally, the grounds for rejection of the Shareholders’ request for information are expressly included, to ensure uniformity among the different instruments of corporate governance of the Company (Rules of Procedure for the Shareholders’ Meeting, Article 8).

Original article	Text proposal	Justification

Article 22. – Meetings that Require Special Call.

Without prejudice to the period of the call established for ordinary meetings of the Shareholders General Assembly, the call will be made at least fifteen (15) business days before for those meetings in which the projects submitted for consideration are related to the merger, split, transformation of the Company, or to the voluntary cancellation of the registration of its shares in the National Registry of Values or Stock Market. In the notice for said call the matters to be debated shall be specifically indicated and the shareholders will be informed of the delivery, during said period, to the main offices, of the respective project or report about the reasons for this proposal, so the shareholders may consult it. Additionally, there will be included notices about the possibility to exercise the right to withdraw.

Paragraph. When it is intended to discuss the increase of the authorized capital or the decrease of the share capital, the respective point must be included in the agenda indicated in the call. In these cases, the administrators of the Company will prepare a report on the reasons for the proposal, which must be made available to the shareholders at the Company’s administration offices, during the term provided for the right of inspection.

Article 22. – Meetings that Require Special Call.

Without prejudice to the period of the call established for ordinary meetings of the Shareholders General Assembly, the call will be made at least fifteen (15) business days before for those meetings in which the projects submitted for consideration are related to the merger, split, transformation of the Company, or to the voluntary cancellation of the registration of its shares in the National Registry of Values or Stock Market. In the notice for said call the matters to be debated shall be specifically indicated and the shareholders will be informed of the deposit of information~~delivery~~, during said period~~, to~~ in the main offices, of the respective project or report about the reasons for this proposal, so the shareholders may consult it. Additionally, there will be included notices about the possibility to exercise the right to withdraw.

Paragraph. When it is intended to discuss the increase of the authorized capital or the decrease of the share capital, the respective point must be included in the agenda indicated in the call. In these cases, the administrators of the Company will prepare a report on the reasons for the proposal, which must be made available to the shareholders at the Company’s administration offices, during the term provided for the right of inspection.

A precision is made for a better understanding of what is described.

Original article	Text proposal	Justification

Article 24. - Deliberative Quorum.

Subject to legal exceptions, the Shareholders General Assembly will deliberate with a plurality of shareholders representing at least half (1/2) plus one (1) of the subscribed shares at the date of the meeting. If for lack of quorum the Shareholders General Assembly is unable to deliberate, another meeting will be summon to decide validly with one or more shareholders regardless of the number of shares they represent.

Paragraph1. The second called meeting must be held no sooner than ten (10) business days or later than thirty (30) business days.

Paragraph 2. When dealing with meetings in their own right, and provided that the applicable law enshrines them, on the first business day of April, the Shareholders General Assembly may validly deliberate and decide at the main administration offices with a plural number of shareholders, regardless of the number of shares they represent.

Article 24. - Deliberative Quorum.

Subject to legal exceptions, the Shareholders General Assembly will deliberate with a plurality of shareholders representing at least half (1/2) plus one (1) of the subscribed shares at the date of the meeting. If for lack of quorum the Shareholders General Assembly is unable to deliberate, another meeting will be summon to decide validly with one or more shareholders regardless of the number of shares they represent.

Paragraph1. The second called meeting must be held no sooner than ten (10) business days or later than thirty (30) business days, counted from the date set for the first meeting.~~.~~

Paragraph 2. When dealing with meetings in their own right, and provided that the applicable law enshrines them, on the first business day of April, the Shareholders General Assembly may validly deliberate and decide at the main administration offices with a plural number of shareholders, regardless of the number of shares they represent.

The expression “counted from the date set for the first meeting” is included to clarify the date from which the terms for second call meetings must be counted.

Article 27. - Presidency and minutes.

The meetings of the Shareholders General Assembly will be presided by the Chief Executive Officer of the Company In the absence of the President, the meetings shall be presided by the Operative Officer Retail Colombia and, in the absence of this one, by the Chairman of the Board of Directors. A record of the meeting will be entered in the book of Minutes, registered with the Chamber of Commerce of the Company’s domicile. The minutes shall be signed by the person presiding the meeting, by the titular General Counsel, who will always act as Secretary at the Shareholders’ Meeting or in his/her absence by the Statutory Auditor, and shall be approved by the Shareholders General Assembly; the latter may delegate this authority to a plural committee designated for this effect (Art. 189 of Commercial Code, or any regulation that modifies or adds). The minutes shall contain the details and statements required by the law.

Paragraph. The minutes of non-face-to-face meetings of the highest corporate body must contain the signature of a legal representative and the Company’s secretary. In the absence of a secretary, the minutes must be signed by one of the shareholders.

Article 27. - Presidency and minutes.

The meetings of the Shareholders General Assembly will be presided by the Chief Legal Representative ~~Executive Officer~~ of the Company. In ~~the~~ its absence, ~~of the President,~~ the meetings shall be presided by the ~~Operative Officer Retail Colombia and, in the absence of this one, by the~~ Chairman of the Board of Directors. A record of the meeting will be entered in the book of Minutes, registered with the Chamber of Commerce of the Company’s domicile. The minutes shall be signed by the person presiding the meeting, by the titular General Counsel, who will always act as Secretary at the Shareholders’ Meeting or in his/her absence by the Statutory Auditor, and shall be approved by the Shareholders General Assembly; the latter may delegate this authority to a plural committee designated for this effect (Art. 189 of Commercial Code, or any regulation that modifies or adds). The minutes shall contain the details and statements required by the law.

Paragraph. The minutes of non-face-to-face meetings of the highest corporate body must contain the signature of a legal representative and the Company’s secretary. In the absence of a secretary, the minutes must be signed by one of the shareholders.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

In line with the above, since the role of Operative Officer Retail Colombia has been eliminated, the Chairman of the Board of Directors will preside over the Shareholders’ Meeting in the absence of the Chief Legal Representative.

Original article	Text proposal	Justification

Article 28. - Voting Rules.

To carry out its corresponding actions and votes the Shareholders General Assembly will observe the following rules:

a. The votes will be carried out in writing only whenever the president of the Shareholders General Assembly so establishes it, or when the system of electoral quotient must be applied;

b. For each unitary election a separate vote will be carried out, but when the vote is for the regular and alternate delegate for a single position the election will be carried out jointly;

c. If a tie was reached in a unitary election, another vote will be carried out and if in the second vote a tie was also reached, the appointment of that position will be considered suspended. If a tie was reached when voting for proposals or resolutions, these will be considered not accepted.

d. When the name of a candidate is repeated one or more times in the same ballot, only the votes in their favor in said ballot will be counted; but if the repetition is due to this person appearing as the regular and alternate delegate of a position, its name for alternate delegate will not be taken into consideration;

e. If any ballot has a number of names greater than the number it is supposed to have, the names that will be counted will be the first in order of appearance up to and including the last one before the due number is reached. If the number is smaller than the one it is supposed to have, all that appear will count.

f. To integrate the Board of Directors and the commissions or collegiate bodies, the system of electoral quotient will be applied, in the manner prescribed by the law, unless there is unanimity of votes corresponding to the total of the shares represented in the meeting, or unless the National Government establishes the obligation to apply a different voting system;

g. The Company may not vote with its own reacquired shares in its power;

h. If the Bylaws are modified, each article or group of articles that are substantially related to each other will be voted on separately, unless a shareholder or group of shareholders that represents at least five percent (5%) of the corporate capital, requests that they be voted on separately during the Shareholders General Assembly. In the same sense, the statutory bylaws amendments may be voted on as a whole, and not separately each article or group of articles, when approved by the Shareholders General Assembly with the absolute majority of votes.

Article 28. - Voting Rules.

To carry out its corresponding actions and votes the Shareholders General Assembly will observe the following rules:

a. The votes will be carried out in writing only whenever the president of the Shareholders General Assembly so establishes it, or when the system of electoral quotient must be applied;

b. For each unitary election a separate vote will be carried out, but when the vote is for the regular and alternate delegate for a single position the election will be carried out jointly;

c. If a tie was reached in a unitary election, another vote will be carried out and if in the second vote a tie was also reached, the appointment of that position will be considered suspended. If a tie was reached when voting for proposals or resolutions, these will be considered not accepted.

d. When the name of a candidate is repeated one or more times in the same ballot, only the votes in their favor in said ballot will be counted; but if the repetition is due to this person appearing as the regular and alternate delegate of a position, its name for alternate delegate will not be taken into consideration;

e. If any ballot has a number of names greater than the number it is supposed to have, the names that will be counted will be the first in order of appearance up to and including the last one before the due number is reached. If the number is smaller than the one it is supposed to have, all that appear will count.

f. To integrate the Board of Directors and the commissions or collegiate bodies, the system of electoral quotient will be applied, in the manner prescribed by the law, unless there is unanimity of votes corresponding to the total of the shares represented in the meeting, or unless the National Government establishes the obligation to apply a different voting system;

g. The Company may not vote with its own reacquired shares in its power;

h. If the Bylaws are modified, each article or group of articles that are substantially ~~related~~ independent to each other will be voted on separately. In any case, a separate vote shall be taken on an article if ~~, unless~~ a shareholder or group of shareholders that represents at least five percent (5%) of the ~~corporate~~ capital stock, requests so t~~hat they be voted on separately~~ during the Shareholders General Assembly. ~~In the same sense, the statutory bylaws amendments may be voted on as a whole, and not separately each article or group of articles, when approved by the Shareholders General Assembly with the absolute majority of votes.~~

The wording is adjusted as recommended by the Colombian Financial Superintendence, in line with Country Code measure No. 10.6.

Original article	Text proposal	Justification

Article 29. - Functions and Attributions.

Functions and Attributions of the Shareholders General Assembly include:

a. Choosing and removing freely members of the Board of Directors, the Statutory Auditor, and approving the succession policy for these positions, when needed;

b. Approving the general policy for remuneration of the members of the Board of Directors, and of the Senior Management if a variable component of remuneration is found linked to the value of the business of the Company in the market;

c. Examining the accounting that must be presented by the Board of Directors and the Chief Executive Officer each year, or whenever the Assembly demands it; and consequently, approving, not approving or modifying the corresponding financial statements and disclosures that, according to legal norms, they must submit for consideration;

d. Appointing from its number a plural commission that studies the accounts, the financial statements and other reports of this type, when these are not approved, and which reports to the Shareholders General Assembly its findings in the period indicated by the Shareholders General Assembly;

e. Considering the reports of the Board of Directors and of the Chief Executive Officer in regard to the social businesses, disclosures, accounting and statistical data required by the law; the proposals presented by the Board of Directors with the financial statements and the report of the Statutory Auditor;

f. Making use of the profits that exist in accordance to the financial statements of situation and of results, once approved, subject to the legal dispositions and to the norms of these bylaws. When exercising this attribution it may create or increase voluntary or occasional reserves for a specific purpose; and set the amount of the dividend, the manner and the period in which it is to be paid;

g. Ordering the transfer or a change in destination of the occasional or voluntary reserves, their distribution or their capitalization, when these were deemed unnecessary;

Article 29. - Functions and Attributions.

Functions and Attributions of the Shareholders General Assembly include:

a. Choosing and removing freely members of the Board of Directors, the Statutory Auditor, and approving the succession policy for these positions, when needed;

b. Approving the general policy for remuneration of the members of the Board of Directors, and of the Senior Management if a variable component of remuneration is found linked to the value of the business of the Company in the market;

c. Examining the accounting that must be presented by the Board of Directors and the Chief ~~Executive Officer~~Legal Representative each year, or whenever the Assembly demands it; and consequently, approving, not approving or modifying the corresponding financial statements and disclosures that, according to legal norms, they must submit for consideration;

d. Appointing from its number a plural commission that studies the accounts, the financial statements and other reports of this type, when these are not approved, and which reports to the Shareholders General Assembly its findings in the period indicated by the Shareholders General Assembly;

e. Considering the reports of the Board of Directors and of the Chief ~~Executive Officer~~Legal Representative in regard to the social businesses, disclosures, accounting and statistical data required by the law; the proposals presented by the Board of Directors with the financial statements and the report of the Statutory Auditor;

f. Making use of the profits that exist in accordance to the financial statements of situation and of results, once approved, subject to the legal dispositions and to the norms of these bylaws. When exercising this attribution it may create or increase voluntary or occasional reserves for a specific purpose; earmark amount for donations, and set the amount of the dividend, the manner and the period in which it is to be paid;

PARAGRAPH: The quotas for donations approved by the General Shareholders Meeting shall subsist until exhausted;

g. Ordering the transfer or a change in destination of the occasional or voluntary reserves, their distribution or their capitalization, when these were deemed unnecessary;

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Finally, although the donations approved by the General Shareholders’ Meeting are understood as voluntary or occasional reserves, to provide clarity to the Shareholders, the power to allocate amounts for donation is expressly included, and while the resources subsist, they may only be used for the purposes approved by the Meeting.

Original article	Text proposal	Justification

h. Appropriating profits that were designated as reserves to reacquire shares, subject to the bylaws and legal norms and authorize the acquisition of the Company’s own shares;

i. Ordering that certain ordinary shares be issued without them being subject to preemptive rights;

j. Creating industrial or usufruct shares; issuing privileged shares, issuing regulations for their placement, determining their nature and the extension of their privileges, reducing these or eliminating them, subject to the norms of these bylaws and legal provisions;

k. To decide (i) the merger of the Company with another company or other companies, (ii) its transformation, (iii) its split, or (iv) its separation (wrongful split), the disposal of shares, a lien or the lease of the corporate business or that of a portion of its assets, whenever these assets are considered as essential to the corporate business by the Board of Directors, (v) the acquisition of companies or assets whenever the acquisition, according to the Board of Directors, may modify the corporate business s, (vi) the anticipated dissolution or the extension of its duration and (vii) in general, on any change, extension or modification of the Bylaws;

l. Ordering the corresponding legal actions against administrators, directing delegates or the Statutory Auditor;

m. Designating, in the event of the dissolution of the Company, one or several liquidators, and alternate delegates for each one, removing them, determining their retribution and dictating them orders and instructions needed for the liquidation, and approving their accounts. As long as the names of the liquidator and his alternate delegate are not registered, the Chief Executive Officer will be considered as such when the company is in liquidation, and the alternate delegates will be those who at that time are alternate delegates of the Chief Executive Officer, in the corresponding order;

n. Creating and placing shares with preferential dividends and without the right to vote; however, these may not represent more than the maximum percentage (%) established by the law.

o. Adopting, in general, all measures required to comply with the bylaws and for the common interest of the shareholders;

p. Any other indicated by the law or by these bylaws and which are not carried out by any other social body.

h. Appropriating profits that were designated as reserves to reacquire shares, subject to the bylaws and legal norms and authorize the acquisition of the Company’s own shares;

i. Ordering that certain ordinary shares be issued without them being subject to preemptive rights;

j. Creating industrial or usufruct shares; issuing privileged shares, issuing regulations for their placement, determining their nature and the extension of their privileges, reducing these or eliminating them, subject to the norms of these bylaws and legal provisions;

k. To decide (i) the merger of the Company with another company or other companies, (ii) its transformation, (iii) its split, or (iv) its separation (wrongful split), the disposal of shares, a lien or the lease of the corporate business or that of a portion of its assets, whenever these assets are considered as essential to the corporate business by the Board of Directors, (v) the acquisition of companies or assets whenever the acquisition, according to the Board of Directors, may modify the corporate business s, (vi) the anticipated dissolution or the extension of its duration and (vii) in general, on any change, extension or modification of the Bylaws;

l. Ordering the corresponding legal actions against administrators, directing delegates or the Statutory Auditor;

m. Designating, in the event of the dissolution of the Company, one or several liquidators, and alternate delegates for each one, removing them, determining their retribution and dictating them orders and instructions needed for the liquidation, and approving their accounts. As long as the names of the liquidator and his alternate delegate are not registered, the Chief ~~Executive Officer~~Legal Representative will be considered as such when the company is in liquidation, and the alternate delegates will be those who at that time are alternate delegates of the Chief Executive Officer, in the corresponding order;

n. Creating and placing shares with preferential dividends and without the right to vote; however, these may not represent more than the maximum percentage (%) established by the law.

o. Adopting, in general, all measures required to comply with the bylaws and for the common interest of the shareholders;

p. Any other indicated by the law or by these bylaws and which are not carried out by any other social body.

Original article	Text proposal	Justification

Article 30. - Delegation.

The Shareholders General Assembly may delegate to the Board of Directors or to the Chief Executive Officer, in certain cases or for a certain period of time, some of its functions, as long as they can be delegated due to their nature and if their delegation is not prohibited. Nevertheless, the functions described in a), b), f), g), i) and k) of article 29 of these bylaws will be considered exclusive to the Shareholders General Assembly and thus non-delegable.

Article 30. - Delegation.

The Shareholders General Assembly may delegate to the Board of Directors or to the Chief ~~Executive Officer~~Legal Representative, in certain cases or for a certain period of time, some of its functions, as long as they can be delegated due to their nature and if their delegation is not prohibited. Nevertheless, the functions described in a), b), f), g), i) and k) of article 29 of these bylaws will be considered exclusive to the Shareholders General Assembly and thus non-delegable.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Block No. 2: Amendments to the operating regime of the Board of Directors.

Includes articles 31, 33, 34, 36.2, 36.5, 36.7, 36.9 and 37.

Current article	Text proposal	Justification

Article 31. - Composition.

The Board of Directors is composed of seven (7) members or Directors, non independent and independent, elected by the Shareholders General Assembly. The number of independent members and the criteria for independence shall be determined in accordance with the regulations applicable to the Company.

Paragraph. The Chief Executive Officer of the Company may be a member of the Board of Directors if elected by the Shareholders General Assembly and, in such case, shall have the rights and privileges belonging to the other Directors.

Article 31. - Composition.

The Board of Directors is composed of seven (7) members or Directors, non independent and independent, elected by the Shareholders General Assembly. The number of independent members and the criteria for independence shall be determined in accordance with the regulations applicable to the Company.

Paragraph. The ~~Chief Executive Officer~~Legal Representatives of the Company may be ~~a~~ members of the Board of Directors if elected by the Shareholders General Assembly and, in such case, shall have the rights and privileges belonging to the other Directors. In any case, the Legal Representatives may not serve as Chairman of the Board of Directors.

The name of the Chief Executive Officer is replaced by the term Legal Representatives, in order to clarify that any Legal Representative may be a member of the Board of Directors.

Current article	Text proposal	Justification

Article 33. - President of the Board of Directors.

During the period for which it has been chosen, the Board of Directors will appoint from its members a President, who may be an independent member or a non-independent member, who will preside the meetings, will direct the deliberations and the actions of the corporation; if the President is absent, the meetings will be presided by one of the members that attend the meeting, appointed ad hoc. Whoever is the legal representative may not act as President of the Board of Directors. Functions of the President of the Board of Directors include the following and those defined by the Board of Directors:

(i) assuring that the Board of Directors efficiently fixes and implements the strategic direction of the company;

(ii) promoting governing rules in the Company, acting as a liaison between the shareholders and the Board of Directors;

(iii) coordinating and planning the operation of the Board of Directors by establishing an annual plan of work based on assigned functions,

(iv) calling the meetings, directly or by means of the Secretary of the Board of Directors;

(v) preparing the agenda of the meetings, in coordination with the President of the company, the Secretary of the Board of Directors and the other members;

(vi) guaranteeing the timely delivery of information to the Members of the Board of Directors, directly or by means of the Secretary of the Board of Directors;

(vii) presiding the meetings and handling the debates;

(viii) guaranteeing the execution of the agreements of the Board of Directors and carrying out follow ups to its orders and decisions;

(ix) monitoring the active participation of the members of the Board of Directors; and

(x) being a leader in the annual assessment process of the Board of Directors and the Committees, except for its own assessment.

Article 33. - President of the Board of Directors.

During the period for which it has been chosen, the Board of Directors will appoint from its members a President, who may be an independent member or a non-independent member, who will preside the meetings, will direct the deliberations and the actions of the corporation; if the President is absent, the meetings will be presided by one of the members that attend the meeting, appointed ad hoc. Whoever is the legal representative may not act as President of the Board of Directors. Functions of the President of the Board of Directors include the following and those defined by the Board of Directors:

(i) A~~a~~ssuring that the Board of Directors efficiently fixes and implements the strategic direction of the company;

(ii) P ~~p~~romoting governing rules in the Company, acting as a liaison between the shareholders and the Board of Directors;

(iii) C~~c~~oordinating and planning the operation of the Board of Directors by establishing an annual plan of work based on assigned functions,

(iv) C~~c~~alling the meetings, directly or by means of the Secretary of the Board of Directors;

(v) P~~p~~reparing the agenda of the meetings, in coordination with the ~~President~~ Chief Legal Representative of the company, the Secretary of the Board of Directors and the other members;

(vi) G~~g~~uaranteeing the timely delivery of information to the Members of the Board of Directors, directly or by means of the Secretary of the Board of Directors;

(vii) P~~p~~residing the meetings and handling the debates;

(viii) G~~g~~uaranteeing the execution of the agreements of the Board of Directors and carrying out follow ups to its orders and decisions;

(ix) M~~m~~onitoring the active participation of the members of the Board of Directors; and

(x) B~~b~~eing a leader in the annual assessment process of the Board of Directors and the Committees, except for its own assessment.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Current article	Text proposal	Justification

Article 34. - Meetings.

The Board of Directors shall meet regularly at least four (4) times a year; and extraordinarily when summoned by the same Board of Directors, by the President, by the Auditor or by two of its Members. Summons for extraordinary meetings shall be communicated at least a day in advance, except in the case in which the meetings are called by two of the members of the Board of Directors, in which case, the call for extraordinary meetings shall be communicated three (3) calendar days in advance. Notwithstanding the foregoing if all members are already assembled they may deliberate validly anywhere and take decisions without prior summons. When complying with the deadlines to make the announcement, it must be taken into account that the day on which the meeting is announced nor the day on which the meeting will take place are taken into consideration.

Paragraph1. The meetings shall be held at the corporate domicile or at a site agreed upon by the Board of Directors.

Paragraph 2. In cases and under the requirements established by law, the Board of Directors deliberations and decisions may be carried out via simultaneous or successive communications among the members, including telephone, fax, radio or other appropriate form of transmission and reception of audible or visible messages.

As well, decisions may be adopted by distance vote in writing by the Board of Directors members in the same document or in separate documents, clearly indicating the vote issued by each of the members, when and if the document is received by the Chairman of the Board of Directors or legal representative within one month after the date of the first received communication.

Article 34. - Meetings.

The Board of Directors shall meet regularly at least four (4) times a year; and extraordinarily when summoned by the same Board of Directors, by the ~~President~~Chief Legal Representative, by the Auditor or by two of its Members. Summons for extraordinary meetings shall be communicated at least a day in advance, except in the case in which the meetings are called by two of the members of the Board of Directors, in which case, the call for extraordinary meetings shall be communicated three (3) calendar days in advance. Notwithstanding the foregoing if all members are already assembled they may deliberate validly anywhere and take decisions without prior summons. When complying with the deadlines to make the announcement, it must be taken into account that the day on which the meeting is announced nor the day on which the meeting will take place are taken into consideration.

Paragraph1. The meetings shall be held at the corporate domicile or at a site agreed upon by the Board of Directors.

Paragraph 2. In cases and under the requirements established by law, the Board of Directors deliberations and decisions may be carried out via simultaneous or successive communications among the members, including telephone, fax, radio or other appropriate form of transmission and reception of audible or visible messages.

As well, decisions may be adopted by distance vote in writing by the Board of Directors members in the same document or in separate documents, clearly indicating the vote issued by each of the members, when and if the document is received by the Chairman of the Board of Directors or legal representative within one month after the date of the first received communication.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Current article	Text proposal	Justification

36.2 Relating to corporate governance:

a. Ensure respect for the rights of investors who have invested in securities issued by the Company, ensure effective compliance and disclosure, and promote equal treatment for all shareholders and investors.

b. Respect the right of shareholders to participate in dividends and profits of the Company, participate in the appointment and removal of members from the Board and assess the report of its management, and participate and vote at the Shareholders General Assembly.

c. Approve the policies and the Annual Report of the Corporate Governance as well as information and communication policies with the various types of shareholders, markets, interest groups and the public in general.

d. Adopt the Company’s Code of Good Governance and ensure its effective compliance and disclosure.

e. Monitor the efficiency and the level of compliance with corporate governance measures and the ethical and behavioral standards adopted by the Company, as well as the adoption of policies that relate to systems of anonymous complaints or “whistle-blowers”.

f. Appoint the legal representative responsible for sending and updating the information before the National Registry of Securities and Issuers-RNVE.

g. To issue the corresponding regulations related to the criteria for the independence of the members of the Board of Directors.

h. To issue the corresponding regulations related to the exercise of the right of inspection.

i. To issue the corresponding regulations to establish the procedure to verify that the candidates to the Board of Directors meet the independence requirements and are not immersed in causes of disqualification and incompatibility. Said regulations may, among others, establish the minimum information and documentation that a shareholder and its nominees must provide to carry out the corresponding verifications.

j. To issue regulations regarding the duties of employees and directors.

The regulations issued by the Board of Directors based on this statutory provision concerning paragraphs g , h I y j, shall be mandatory for the Company’s administrators and shareholders.

36.2 Relating to corporate governance:

a. Ensure respect for the rights of investors who have invested in securities issued by the Company, ensure effective compliance and disclosure, and promote equal treatment for all shareholders and investors.

b. Respect the right of shareholders to participate in dividends and profits of the Company, participate in the appointment and removal of members from the Board and assess the report of its management, and participate and vote at the Shareholders General Assembly.

c. Approve the policies and the Annual Report of the Corporate Governance as well as information and communication policies with the various types of shareholders, markets, interest groups and the public in general.

d. Approve and follow up on the Company’s sustainability strategy and approve the Annual Sustainability Report.

e~~d~~. Adopt the Company’s Code of Good Governance and ensure its effective compliance and disclosure.

f~~e~~. Monitor the efficiency and the level of compliance with corporate governance measures and the ethical and behavioral standards adopted by the Company, as well as the adoption of policies that relate to systems of anonymous complaints or “whistle-blowers”.

~~f. Appoint the legal representative responsible for sending and updating the information before the National Registry of Securities and Issuers-RNVE.~~

g. To issue the corresponding regulations related to the criteria for the independence of the members of the Board of Directors.

h. To issue the corresponding regulations related to the exercise of the right of inspection.

i. To issue the corresponding regulations to establish the procedure to verify that the candidates to the Board of Directors meet the independence requirements and are not immersed in causes of disqualification and incompatibility. Said regulations may, among others, establish the minimum information and documentation that a shareholder and its nominees must provide to carry out the corresponding verifications.

j. To issue regulations regarding the duties of employees and directors.

k. Study and approve the Bylaws amendment proposals and other proposals to be submitted to the consideration of the General Shareholders’ Meeting.

The regulations issued by the Board of Directors based on this statutory provision concerning paragraphs g , h I y j, shall be mandatory for the Company’s administrators and shareholders.

Some functions that were delegated to the Committees are included to ensure that the Board of Directors is aware of the issues that are its responsibility and leadership.

In accordance with Decree 2555 of 2010, the Legal Representative responsible for submitting and updating information to the National Securities and Issuers Registry (Registro Nacional de Valores y Emisores-RNVE) is the Chief Legal Representative.

Current article	Text proposal	Justification

36.5 Relating to financial management and investments:

a. Approve the financial, accounting and investment policies of the company and determine the destination of the appropriations allocated by the Shareholders as investment reserves.

b. Authorize the acts or operations that, due to their amounts, exceed the President’s or other Legal representatives’ mandates, except when these mandates have been reserved for the Shareholders General Assembly, in which case the function of the Board of Directors is limited to the proposal and justification of said operation. Pertaining to this, the Board of Directors must previously authorize the Chief Executive Officer of the company before he/she may execute or enter into any act or contract where the amount is or exceeds forty-six thousand (46,000) times the value of the legal monthly minimum wage at the time of said operation and must do the same for other legal representatives when the amount exceeds twenty-three thousand (23,000) times the effective monthly minimum wage at the time of operation. This limitation excludes: (i) the purchase and sale of inventories for resale in stores, (ii) procurement of public services, cleaning, security, or other services necessary for the normal operation of the company, and (iii) financial operations required for the effective management of the company or to hedge its exposure to foreign exchange within the limits set for it by the Board of Directors. The above stated operations may be undertaken by the company’s Chief Executive Officer, without limitations or prior authorization from the Board of Directors.

c. Authorize the creation or acquisition of shares in any company, regardless of their location as well as their subsequent disposal, when these operations: (a) are above the attributions of the Legal Representative or (b) take place in jurisdictions considered to be fiscal paradises regardless of their amount.

d. It must also provide for and regulate the procurement of collective loans, issuance of securities, bonds or similar documents.

e. Start negotiations on mergers or integration with other companies, and submit these for approval at the Shareholders General Assembly.

36.5 Relating to financial management and investments:

a. Approve the financial, accounting and investment policies of the company and determine the destination of the appropriations allocated by the Shareholders as investment reserves.

b. Authorize the acts or operations that, due to their amounts, exceed the ~~President’s~~ Chief Legal Representative mandate ~~or other Legal representatives’ mandates~~, under the terms set forth in Article 41 of these Bylaws, except when these mandates have been reserved for the Shareholders General Assembly, in which case the function of the Board of Directors is limited to the proposal and justification of said operation. ~~Pertaining to this, the Board of Directors must previously authorize the Chief Executive Officer of the company before he/she may execute or enter into any act or contract where the amount is or exceeds forty-six thousand (46,000) times the value of the legal monthly minimum wage at the time of said operation and must do the same for other legal representatives when the amount exceeds twenty-three thousand (23,000) times the effective monthly minimum wage at the time of operation. This limitation excludes: (i) the purchase and sale of inventories for resale in stores, (ii) procurement of public services, cleaning, security, or other services necessary for the normal operation of the company, and (iii) financial operations required for the effective management of the company or to hedge its exposure to foreign exchange within the limits set for it by the Board of Directors. The above stated operations may be undertaken by the company’s Chief Executive Officer, without limitations or prior authorization from the Board of Directors.~~

c. Authorize the creation or acquisition of shares in any company, regardless of their location as well as their subsequent disposal, when these operations: (a) are above the attributions of the Legal Representative or (b) take place in jurisdictions considered to be fiscal paradises regardless of their amount.

d. It must also provide for and regulate the procurement of collective loans, issuance of securities, bonds or similar documents.

e. Start negotiations on mergers or integration with other companies, and submit these for approval at the Shareholders General Assembly.

f. Follow up on the Company’s cash investments and establish a framework of action to implement them.

g. Study and approve proposals related to the Company’s indebtedness and follow up on the status of the debt.

h. Without prejudice to the amount, to authorize the granting of guarantees and sureties or to guarantee corporate assets in favor of third parties, in the case of companies in which it has a shareholding interest or with which it has a collaboration agreement for the development of a line of business.

To ensure consistency between the different articles of the Bylaws, the provisions already included in Article 41 of the Bylaws, and in general, in the chapter of Legal Representation, are eliminated.

Likewise, two additional functions are included in relation to financial management that were delegated to the Committees to ensure that the Board of Directors is aware of the issues that are its responsibility and leadership.

Current article	Text proposal	Justification

36.7 Relating to the management of the Company:

a. Appoint the Chairman of the Company, the Internal Auditor and the General Counsel, and define the remuneration and compensation, performance evaluation and succession policy of these appointees. For the case of the Internal Auditor a prior report will also be provided by the Audit and Risk Committee for its appointment.

b. Naming of Operations Officer Retail Colombia and Retail Trade Operations and of Vice-Presidents as per the Company Chief Executive Officer proposals. Likewise, approve the remuneration and compensation, performance evaluation, and succession policy for these, except if said tasks were designated as a responsibility of the Shareholders General Assembly.

c. Determine the order of precedence in which the Vice-presidents and other officials shall act as alternates to the Chief Executive Officer and how he/she would be replaced in case of a temporary or accidental absence;

d. Authorize the policy for gratuities, benefits and other entitlements of an extralegal character to be provided for the company’s service staff.

36.7 Relating to the management of the Company:

a. Appoint the Chief Legal Representative ~~Chairman~~ of the Company and his or her alternates, the Internal Auditor and the General Counsel.

b. ~~, and~~ D~~d~~efine and approve the remuneration and compensation, performance evaluation and succession policy of the Internal Auditor, the General Counsel and the senior management. ~~these appointees.~~ For the case of the Internal Auditor a prior report will also be provided by the Audit and Risk Committee for its appointment.

~~b. Naming of Operations Officer Retail Colombia and Retail Trade Operations and of Vice-Presidents as per the Company Chief Executive Officer proposals. Likewise, approve the remuneration and compensation, performance evaluation, and succession policy for these, except if said tasks were designated as a responsibility of the Shareholders General Assembly.~~

c. Determine the way in which the alternates of the Chief Legal Representative ~~order of precedence in which the Vice-presidents and other officials~~ shall act, ~~as alternates to the Chief Executive Officer~~ and how ~~he/she~~ they would ~~be~~ replace ~~d~~ him/her, in case of a temporary, ~~or~~ accidental or absolute absence, or due to being immersed in any cause of inability or impediment.~~;~~

d. Authorize the policy for gratuities, benefits and other entitlements of an extralegal character to be provided for the company’s service staff.

To provide greater clarity as to the functions of the Board of Directors in relation to the management of the Company, the functions are grouped and organized, including the reference to the Chief Legal Representative (replacing the CEO).

Likewise, in line with the provisions of the chapter of Legal Representation of the Company’s Bylaws, it is established that the Board of Directors shall determine the form of action of the alternate Legal Representatives.

36.9 In relation to the shares of the Company:

a. Regulate the positioning of shares held in reserve, complying with legal requirements.

b. Propose the share buyback policy to the Shareholders General Assembly.

c. Approve the dematerialization process of the Company’s shares and authorize the Chief Executive Officer for its implementation.

d. Define the authorizations policy to Company employees and members of the Board of Directors, every time the law demands and within its requirements, to acquire or to transfer shares of the Company.

e. Determine, in the event of default by a shareholder on the payment of pending installments for shares that have been subscribed, the indemnification will that must be used by the Company, between the various ones authorized by law.

36.9 In relation to the shares of the Company:

a. Regulate the positioning of shares held in reserve, complying with legal requirements.

b. Propose the share buyback policy to the Shareholders General Assembly.

c. Approve the dematerialization process of the Company’s shares and authorize the Chief ~~Executive Officer~~Legal Representantive for its implementation.

d. Define the authorizations policy to Company employees and members of the Board of Directors, every time the law demands and within its requirements, to acquire or to transfer shares of the Company.

e. Determine, in the event of default by a shareholder on the payment of pending installments for shares that have been subscribed, the indemnification will that must be used by the Company, between the various ones authorized by law.

f. To authorize the purchase or sale of securities of the Company by the Administrators.

An additional function is included in relation to the Company’s shares, in order to ensure uniformity among the Company’s various corporate governance instruments, and in particular, with the provisions of the Insider Trading Policy.

Current article	Text proposal	Justification

Article 37. - Delegation.

The Board of Directors will be able to delegate to the Committees of the Board of Directors, the Chief Executive Officer or to the other Legal Representatives, whenever it is deemed appropriate, for special cases or for a limited time, one or some of the functions listed in the preceding article, whenever by their nature they are delegable by not being prohibited by law or because their delegation is not recommendable in accordance with the rules of Corporate Governance contained in the Country Code published by the Superintendence of Finance.

Article 37. - Delegation.

The Board of Directors will be able to delegate to the Committees of the Board of Directors, the Chief ~~Executive Officer~~Legal Representative or to the other alternate Legal Representatives, whenever it is deemed appropriate, for special cases or for a limited time, one or some of the functions listed in the preceding article, whenever by their nature they are delegable by not being prohibited by law or because their delegation is not recommendable in accordance with the rules of Corporate Governance contained in the Country Code published by the Superintendence of Finance.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, in order to provide greater flexibility to this role, separating it from a specific position within the Company. In this sense, it is clarified that the Board of Directors may delegate certain functions to the Board Committees, the Chief Legal Representative or the alternate Legal Representatives.

Block No. 3: Amendments corresponding to the chapter of the President - Chief Executive Officer.

It includes Articles 38, 39, 40, 40, 41, 42, 43 and 44.

Current article	Text proposal	Justification

SECTION FOUR

President

Article 38. - Appointment and Legal Representation.

The Legal Representation of the Company, in and out of court, and the management of the corporate businesses will be the responsibility of an employee referred to as the Chief Executive Officer, whose appointment will be made by the Board of Directors for an indefinite term and which may be removed freely by the Board of Directors at any time. All employees of the Company, with the exception of the Internal Auditor will be subordinates to the President in the performance of their roles.

SECTION FOUR

Chief Legal Representative~~President~~

Article 38. - Appointment and Legal Representation.

The Legal Representation of the Company, in and out of court, and the management of the corporate businesses will be the responsibility of ~~an employee referred to as~~ the Chief ~~Executive Officer~~Legal Representative, whose appointment will be made by the Board of Directors for an indefinite term and which may be removed freely by the Board of Directors at any time. ~~All employees of the Company, with the exception of the Internal Auditor will be subordinates to the President in the performance of their roles.~~

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

The provision that all employees are subordinate to the CEO is eliminated, since it is typical of an organizational structure.

Current article	Text proposal	Justification

Article 39. – Operative Presidency Retail Colombia.

Operative Officer Retail Colombia will be named by the Board of Directors for an indefinite term, according to the proposals presented by the Chief Executive Officer of the Company, and without prejudice to free dismissal by the Board of Directors at any time, will carry out the legal representation of the Company, judicially and extra-judicially and will be subordinate to the Chief Executive Officer.

~~Article 39. – Operative Presidency Retail Colombia.~~

~~Operative Officer Retail Colombia will be named by the Board of Directors for an indefinite term, according to the proposals presented by the Chief Executive Officer of the Company, and without prejudice to free dismissal by the Board of Directors at any time, will carry out the legal representation of the Company, judicially and extra-judicially and will be subordinate to the Chief Executive Officer.~~

Considering the changes in the Company’s internal structure, the article is eliminated.

Article 40. – Functions.

Operative Officer Retail Colombia:

a. Make decisions in accordance with the strategy and guidelines set by the Chief Executive Officer; b. Accompany, support and complement the Chief Executive Officer in strategy, government relations, media, expansion plans, investors and new business initiatives; c. Be responsible for the operation of the integral supply chain of Retail business and corresponding P&L; d. Accompanying the Chief Executive Officer at investor meeting deemed pertinent; e. Align conceptually and philosophically the areas of responsibility to results of the Retail business; f. Execute the expansion plan; g. Ensure effective coordination among key business areas of Retail and the support areas; h. Endorse the competitive strategy of the various Retail businesses; i. Support new business already defined and promote the development of new businesses and hidden assets. j. Prioritize intra-area work initiatives; k. Propose compensation schemes that align management with business results; l. Lead required organizational transformation; m. Manage operations transversally across areas and businesses to obtain consistent results; n. Align goals with required results. Ensure periodic controls; ñ. Optimize discussion scenarios and use key business information to improve procedures and programs; o. Maintain program goals despite personnel changes that occur; p. Ensure the implementation of established agreements and goals; q. Chair the committee of Vice-presidents and Retail corporate managers.; r. Take responsibility for sales, EBITDA, inventory turnover, work environment, customer service, retail market share.

~~Article 40. – Functions.~~

~~Operative Officer Retail Colombia:~~

~~a. Make decisions in accordance with the strategy and guidelines set by the Chief Executive Officer; b. Accompany, support and complement the Chief Executive Officer in strategy, government relations, media, expansion plans, investors and new business initiatives; c. Be responsible for the operation of the integral supply chain of Retail business and corresponding P&L; d. Accompanying the Chief Executive Officer at investor meeting deemed pertinent; e. Align conceptually and philosophically the areas of responsibility to results of the Retail business; f. Execute the expansion plan; g. Ensure effective coordination among key business areas of Retail and the support areas; h. Endorse the competitive strategy of the various Retail businesses; i. Support new business already defined and promote the development of new businesses and hidden assets. j. Prioritize intra-area work initiatives; k. Propose compensation schemes that align management with business results; l. Lead required organizational transformation; m. Manage operations transversally across areas and businesses to obtain consistent results; n. Align goals with required results. Ensure periodic controls; ñ. Optimize discussion scenarios and use key business information to improve procedures and programs; o. Maintain program goals despite personnel changes that occur; p. Ensure the implementation of established agreements and goals; q. Chair the committee of Vice-presidents and Retail corporate managers.; r. Take responsibility for sales, EBITDA, inventory turnover, work environment, customer service, retail market share.~~

Considering the changes in the Company’s internal structure, the article is eliminated.

Current article	Text proposal	Justification

Article 41. - Other Legal Representatives.

Simultaneously with the Chief Executive Officer, the legal representation will be applied jointly or separately by Operations Officer Retail Colombia, and the Vice-Presidents, who in addition, in the order that the Board of Directors determine, will be substitutes for the Chief Executive Officer, and will replace him or her in cases of occasional or temporary absence and in absolute absences while they are in the position, or when they are legally prevented from or unable to act on a particular subject, circumstances that will be verified, declared and certified by the Chairman of the Board of Directors. In the absence of other Legal Representatives, the members of the Board of Directors will be substitutes, in the order in which they have been elected.

Paragraph 1. In case of permanent absence, understood as death, accepted resignation or removal from the position for more than thirty (30) consecutive days without license, the Board of Directors will appoint a new Chief Executive Officer for the rest of the period; while the appointment and the corresponding registration in the commercial register takes place, the Chief Executive Officer of the Company will be practiced by the substitutes indicated in this article.

Paragraph 2. For the purposes of the legal representation of the Company, it will equally have the quality of legal representative, the Secretary-General or the position that takes its place, who will represent the Company exclusively before the jurisdictional, administrative, police and taxation authorities and organizations of the State.

Paragraph 3. For the purposes of the legal representation of the Company in a simultaneous way, the other Legal Representatives other than the Chief Executive Officer will have fixed limitations to these bylaws, and in particular they will not be able to carry out actions or make contracts that exceed twenty-three thousand (23,000) times the value of the monthly minimum legal wage at the time of the operation without the previous authorization of the Board of Directors. When another Legal Representative practices the representation of the Company as a substitute of the Chief Executive Officer by virtue of his/her temporary or definitive absence or because of becoming prevented or unable, the same limitations established for the Chief Executive Officer will apply to them.

Paragraph 4. The responsible for filing relevant information to the Finance Superintendent of Colombia will be that of the Finance Vice-president of the Company or the agent in lieu thereof. In compliance with the above, the Company’s website will create an information section for shareholders and investors.

Article 39~~41~~. - ~~Other~~ Alternate Legal Representatives.

~~Simultaneously with the Chief Executive Officer, the legal representation will be applied jointly or separately by Operations Officer Retail Colombia, and the Vice-Presidents, who in addition, in the order that the Board of Directors determine, will be substitutes for the Chief Executive Officer, and will replace him or her in cases of occasional or temporary absence and in absolute absences while they are in the position, or when they are legally prevented from or unable to act on a particular subject, circumstances that will be verified, declared and certified by the Chairman of the Board of Directors. In the absence of other Legal Representatives, the members of the Board of Directors will be substitutes, in the order in which they have been elected.~~ The Board of Directors may freely appoint and remove from time to time, as many alternates of the Chief Legal Representative as it deems necessary, who, once they have accepted the position, may act jointly or separately from the Chief Legal Representative; but with the limitations established in the following articles. This means that there is no need to use the alternates in the order in which they have been appointed.

Paragraph 1. The alternates may replace the Chief Legal Representative i~~I~~n case of (a) accidental or transitory absences; (b) permanent absences while the position is being filled, or (c) when the Chief Legal Representative is legally prevented or disqualified from acting in a specific matter. The Board of Directors shall define how to proceed in the event of any of these events., ~~understood as death, accepted resignation or removal from the position for more than thirty (30) consecutive days without license, the Board of Directors will appoint a new Chief Executive Officer for the rest of the period; while the appointment and the corresponding registration in the commercial register takes place, the Chief Executive Officer of the Company will be practiced by the substitutes indicated in this article.~~

~~Paragraph 2. For the purposes of the legal representation of the Company, it will equally have the quality of legal representative, the Secretary-General or the position that takes its place, who will represent the Company exclusively before the jurisdictional, administrative, police and taxation authorities and organizations of the State.~~

~~Paragraph 3. For the purposes of the legal representation of the Company in a simultaneous way, the other Legal Representatives other than the Chief Executive Officer will have fixed limitations to these bylaws, and in particular they will not be able to carry out actions or make contracts that exceed twenty-three thousand (23,000) times the value of the monthly minimum legal wage at the time of the operation without the previous authorization of the Board of Directors. When another Legal Representative practices the representation of the Company as a substitute of the Chief Executive Officer by virtue of his/her temporary or definitive absence or because of becoming prevented or unable, the same limitations established for the Chief Executive Officer will apply to them.~~

~~Paragraph 4. The responsible for filing relevant information to the Finance Superintendent of Colombia will be that of the Finance Vice-president of the Company or the agent in lieu thereof. In compliance with the above, the Company’s website will create an information section for shareholders and investors.~~

The article relating to the appointment of Alternate Legal Representatives is reorganized, grouping all the contents in a single numeral to deal with the subject in an orderly and coherent manner. Except for the functions that are generally found in the new article 40.

Current article	Text proposal	Justification

Article 42. - Duties.

The Chief Executive Officer of the Company is the chief executive with representation powers, with executive and management functions and, as such, he is in charge of the legal representation of the Company, the business and financial management, the responsibility of the administrative action, the coordination and the general supervision of the Company, which he shall execute in accordance with these Bylaws and legal provisions, subject to the orders and instructions from the Board of Directors. In addition to the general functions aforementioned, the Chief Executive Officer shall also:

a. Execute and fulfill agreements and decisions from the General Assembly and the Board of Directors;

b. Freely appoint and remove Company employees, except those whose appointment and removal compromises the Shareholders General Assembly and the Board of Directors;

c. Summon the Board of Directors when deemed necessary or convenient, and keep it duly informed as regards any operation for social businesses; submit for consideration the trial balances and other financial statements destined for administration, and provided all reports they request concerning the Company and its operations;

d. Call for a Shareholders General Assembly and present, in the ordinary meeting, the balance for the end of the fiscal year along with the reports, utilities distribution project and other disclosures and special information required by law, prior to the analysis, consideration and approval of the Board of Directors;

e. Ensure the effective compliance and disclosure of the Code of Good Governance, jointly with the Board of Directors;

f. Provide the opening or closure of subsidiaries or agencies, within or outside the main headquarters and determine the extension and limitations of the powers granted to the administrators of the respective institutions;

g. And others granted by these Bylaws or legislation.

Article 40~~2~~. ~~-~~– ~~Duties~~Functions of the Chief Legal Representative.

The Chief ~~Executive Officer~~Legal Representative of the Company is ~~the~~ a chief executive with representation powers, with executive and management functions and, as such, he is in charge of the legal representation of the Company, the business and financial management, the responsibility of the administrative action, the coordination and the general supervision of the Company, which he shall execute in accordance with these Bylaws and legal provisions, subject to the orders and instructions from the Board of Directors. In addition to the general functions established in these Bylaws~~aforementioned~~, the Chief ~~Executive Officer~~Legal Representative shall also:

a. Execute and fulfill agreements and decisions from the General Assembly and the Board of Directors;

b. Freely appoint and remove Company employees, except those whose appointment and removal compromises the Shareholders General Assembly and the Board of Directors;

c. Summon the Board of Directors when deemed necessary or convenient, and keep it duly informed as regards any operation for social businesses; submit for consideration the trial balances and other financial statements destined for administration, and provided all reports they request concerning the Company and its operations;

d. Call for a Shareholders General Assembly and present, in the ordinary meeting, the balance for the end of the fiscal year along with the reports, utilities distribution project and other disclosures and special information required by law, prior to the analysis, consideration and approval of the Board of Directors;

e. Ensure the effective compliance and disclosure of the Code of Good Governance, jointly with the Board of Directors;

f. Provide the opening or closure of subsidiaries or agencies, within or outside the main headquarters and determine the extension and limitations of the powers granted to the administrators of the respective institutions;

g. Execute or enter into, subject to the limitations set forth in the following article, all acts or contracts included within the corporate purpose, and those directly related to the existence and operation of the Company.

And others granted by these Bylaws or legislation.

It is added that the Chief Legal Representative may enter into or execute acts or contracts with the limitations established in the Company’s Bylaws.

Current article	Text proposal	Justification

Article 43. - Authorization.

As Legal Representatives of the Company, in and out of court, the Chief Executive Officer and the other Legal Representatives will have the authority to implement or to perform, without other limitations other than those established in these bylaws, operations that must be previously authorized by the Board of Directors or the Meeting of Shareholders, all the actions or contracts understood within the corporative objective or that simply have a preparatory, accessory or complementary nature for the accomplishment of the aims that the Company pursues, and those that are directly related to the existence and the operation of these. The President and the other Legal Representatives will be granted special powers to compromise, arbitrate and be involved in the company businesses, to bring about or to help judicial or administrative actions or disputes in which the Company has an interest and to interpose all the applicable resources according to the law; to stop actions or resources that interpose; to notate obligations or credits; to give or to receive goods in payment; to establish the judicial or extrajudicial representatives that are deemed necessary so that, acting under their orders, they represent the Company in any sort of business, and to determine their authorization, previous authorization from the Board of Directors when it is to form general representatives; to revoke mandates and substitutions.

Article 41~~3~~. - Powers and Capacity of the Chief and Alternate Legal Representatives.~~Authorization~~.

~~As~~ The Chief Legal Representative and its alternates, ~~s of the Company, in and out of court, the Chief Executive Officer and the other Legal Representatives~~ will have the authority to implement or to perform, without other limitations other than those established in these bylaws, operations that must be previously authorized by the Board of Directors or the Meeting of Shareholders, all the actions or contracts understood within the corporative objective or that simply have a preparatory, accessory or complementary nature for the accomplishment of the aims that the Company pursues, and those that are directly related to the existence and the operation of these. They will also ~~The President and the other Legal Representatives will~~ be granted special powers to compromise, arbitrate and be involved in the company businesses, to bring about or to help judicial or administrative actions or disputes in which the Company has an interest and to interpose all the applicable resources according to the law; to stop actions or resources that interpose; to notate obligations or credits; to give or to receive goods in payment; to establish the judicial or extrajudicial representatives that are deemed necessary so that, acting under their orders, they represent the Company in any sort of business, and to determine their ~~authorization~~powers. ~~, previous authorization from the Board of Directors when it is to form general representatives; to revoke mandates and substitutions.~~

The limitations and powers previously contained in the third and fourth paragraphs of article 41 will be incorporated in a more organized and specific manner, maintaining the same focus and scope as in the aforementioned regulations.

Current article	Text proposal	Justification

The Legal Representatives shall have the following powers and limitations:

41.1 Chief Legal Representative: The Chief Legal Representative may perform any kind of acts or contracts for the development of the corporate purpose of the Company, receive money in loan or obligate the corporation in any form. However, under the terms of Article 36.5 of these Bylaws, he/she must obtain prior authorization from the Board of Directors to execute or enter into such acts or contracts, when the amount is or exceeds forty-six thousand (46,000) times the value of the legal monthly minimum wage in force at the time of the transaction or when it is to guarantee obligations of third parties, for any amount.

41.2 Alternate Legal Representatives: When the Alternates act jointly or simultaneously with the Chief Legal Representative, they may perform the same type of acts or contracts as the Chief Legal Representative, when the amount does not exceed thirteenth thousand (13,000) times the value of the minimum legal monthly salary in force at the time of the transaction, except when it is to guarantee obligations of third parties for any amount, in which case it must be approved by the Board of Directors. Notwithstanding the foregoing amount, in these events the Alternate Legal Representative may only carry out acts or contracts, with the prior approval of the Chief Legal Representative, the Chairman of the Board of Directors, or the person delegated by them.

First Paragraph. The following are exempted from the limitations set forth in items 41.1 and 41. 2: (i) the purchase and sale of inventories for resale in the warehouses, (ii) the contracting of public services, cleaning, surveillance, or other services necessary for the operation of the company within its ordinary business, and (iii) the financial operations required for the administration of the company’s cash or for the hedging of its exposure to foreign currencies, within the limits established for this purpose by the Board of Directors, acts that the ~~President~~ Legal Representatives of the Company may perform unlimitedly without the need for prior authorization of the Board of Directors.

Paragraph Two. The legal representation of the Company before the jurisdictional, administrative, police and tax authorities and State entities shall also be held, together with the Legal Representative and his Alternates, by the General Counsel. Notwithstanding such special capacity, the Legal Representatives and the General Counsel may constitute legal representatives, both general and special, to represent the Company before such lawsuits or proceedings.

Paragraph three. The compliance agent for sending and providing relevant information to the Financial Superintendence of Colombia will be that of the Finance and Administrative Vice-president of the Company or the position that replaces him/her. In compliance with the above, the Company’s website will create an information section for shareholders and investors.

Current article	Text proposal	Justification

Article 44. – Delegation.

The Chief Executive Officer will be able to delegate to the employees of the Company, especially in the Senior Management, the practice of one or some of the previous functions and authorizations, whenever by their nature such functions or authorizations are delegable and the delegation is not prohibited, in accordance with the policy that the Board of Directors approves for this reason.

Article 42~~4~~. – Delegation.

The Chief ~~Executive Officer~~Legal Representative and its alternates, will be able to delegate and revoke to the employees of the Company, ~~especially in the Senior Management,~~ the practice of one or some of the previous functions and authorizations, whenever by their nature such functions or authorizations are delegable and the delegation is not prohibited, in accordance with the policy that the Board of Directors approves for this reason.

The name of the Chief Executive Officer is replaced by that of the Chief Legal Representative, thus separating it from a specific position within the Company.

Block No. 4: Amendments corresponding to the chapter of the General Counsel.

Includes Article 48.

Current article	Text proposal	Justification

Article 48. - Appointment and Functions.

The Company shall have a General Counsel, who may also hold an executive position in the Company.

In the event that the General Counsel also holds an executive position in the Company, his appointment and removal shall be made by the Board of Directors upon proposal of the CEO of the Company.

In the event that the General Counsel does not hold an executive position in the Company, his appointment and removal shall be the responsibility of the Board of Directors.

The Company´s General Counsel will be Secretary to both the General Shareholders Meeting and the Board of Directors.

In addition to the special functions that are assigned to him/her by the Board of Directors or the Chief Executive Officer, the General Counsel will have the following functions and responsibilities:

a. Keep in accordance with the law the book of minutes of the Shareholders General Assembly and the Board of Directors, taking minutes and authorizing by signing issued copies;

b. Monitor issuance and transfers of share certificates and registration of documents in the corresponding Share registry book;

Article 48. - Appointment and Functions.

The Company shall have a General Counsel, who may also hold an executive position in the Company and will be elected by the Board of Directors.

~~In the event that the General Counsel also holds an executive position in the Company, his appointment and removal shall be made by the Board of Directors upon proposal of the CEO of the Company.~~

~~In the event that the General Counsel does not hold an executive position in the Company, his appointment and removal shall be the responsibility of the Board of Directors.~~

The Company´s General Counsel will be Secretary to both the General Shareholders Meeting and the Board of Directors.

In addition to the special functions that are assigned to him/her by the Board of Directors or the Chief Executive Officer, the General Counsel will have the following functions and responsibilities:

a. Keep in accordance with the law the book of minutes of the Shareholders General Assembly and the Board of Directors, taking minutes and authorizing by signing issued copies;

b. Monitor issuance and transfers of share certificates and registration of documents in the corresponding Share registry book;

The purpose is to clarify that the General Counsel shall be elected in all cases by the Board of Directors, notwithstanding the fact that he/she holds an executive position within the Company.

Likewise, the paragraph is eliminated since the first part of the article makes clear the double role that the General Counsel could develop within the Company.

Current article	Text proposal	Justification

c. Communicate calls for meetings of the Board of Directors and Shareholders General Assembly and deliver, on time and in good and due form, the information to the members of the Board of Directors;

d. Manage documents and archives of the Company and ensure the custody and preservation of books, deeds, titles, records and other items entrusted to him/her;

e. Maintain up to date with legal requirements the registration of trademarks, emblems, names and other industrial or commercial property rights, insurance policies, public deeds and other documents relating to the ownership, possession or custody of property and rights of the Company;

f. Ensure the formal legality of the actions of the Board of Directors and that its procedures and governance rules are respected and regularly reviewed, in accordance to the provisions of the Company Bylaws and other internal regulations.

Paragraph. The General Counsel may hold, simultaneously, a position of Vice President of the Company, in which case, in addition to the rules set forth in this article, the provisions contained in articles 41 and following of these bylaws will be applicable.

c. Communicate calls for meetings of the Board of Directors and Shareholders General Assembly and deliver, on time and in good and due form, the information to the members of the Board of Directors;

d. Manage documents and archives of the Company and ensure the custody and preservation of books, deeds, titles, records and other items entrusted to him/her;

e. Maintain up to date with legal requirements the registration of trademarks, emblems, names and other industrial or commercial property rights, insurance policies, public deeds and other documents relating to the ownership, possession or custody of property and rights of the Company;

f. Ensure the formal legality of the actions of the Board of Directors and that its procedures and governance rules are respected and regularly reviewed, in accordance to the provisions of the Company Bylaws and other internal regulations.

~~Paragraph. General Counsel may hold, simultaneously, a position of Vice President of the Company, in which case, in addition to the rules set forth in this article, the provisions contained in articles 41 and following of these bylaws will be applicable.~~

Management is urged to make the necessary adjustments as a consequence of this proposed amendment to the Company’s Bylaws. Likewise, the Board of Directors shall make the corresponding adjustments to the Corporate Governance instruments required as a consequence of these amendments.